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                                                                    EXHIBIT 10.7

                               GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT (this "Guaranty") made as of the 18th day of July, 1996, by MEDCATH, INCORPORATED, a North Carolina corporation (the "Guarantor") in favor of CAPSTONE CAPITAL CORPORATION, a Maryland corporation (the "Lender").

                                R E C I T A L S:

         Pursuant to that certain Loan Agreement of even date herewith (as the same may hereafter be amended, the "Loan Agreement;" defined terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement) between the Lender and MedCath of Tucson, L.L.C., a North Carolina limited liability company (the "Borrower"), Lender has agreed to make a construction/mini-perm loan to the Borrower in the principal mount of up to Seventeen Million Eight Hundred Thousand and No/100 Dollars ($17,800,000) (the "Loan"). The Loan will be used to finance the construction of the Tucson Heart Hospital, a 60-bed acute care hospital specializing in cardiology services and cardiovascular surgery (the "Improvements") in accordance with the Plans and Specifications therefor prepared by Henningson, Durham & Richardson, dated March 18, 1996, as approved by the Lender (the "Plans and Specifications"). As a condition to making the Loan, the Lender has required that the Guarantor guarantee repayment of a portion of the Loan and further that the Guarantor guarantee in full the performance obligations of the Borrower hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing Recitals, and in order to induce the Lender to make the Loan, and as security for all agreements and covenants of the Borrower to Lender pursuant to the Loan Documents, including, but not limited to the payment of the principal, interest and other charges pursuant to the Note, and the performance of all covenants, agreements and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents (collectively, the "Loan Obligations"), the Guarantor agrees and covenants with Lender and represents and warrants to Lender as follows:

         1. GUARANTEE OF LOAN OBLIGATIONS. The Guarantor hereby unconditionally guarantees to the Lender the following (collectively, the "Guaranteed Obligations"):

         (a) The full and prompt payment of the Loan, together with all accrued and unpaid interest owed on the Loan; plus

         (b) The full, prompt, and timely performance of all of the Borrower's obligations under the Loan Agreement to complete construction of the Improvements to the reasonable satisfaction of the Lender and the Lender's Inspecting Consultant on or before the Scheduled Completion Date of November 1, 1997, which such performance


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obligations shall include, without limitation, (i) equipping and fixturing of the Improvements so as to enable the Improvements to be fully utilized for their intended purposes as an acute care hospital specializing in cardiology services and cardiovascular surgery, and (ii) obtaining all necessary licenses, certifications, accreditations, or other required permits in order to operate the Improvements as aforesaid as a licensed bed capacity of not less than 66-beds in accordance with applicable state and federal licensure, certification, and accreditation laws, rules, and regulations, including, without limitation, accreditation by the Joint Commission on Accreditation of Hospital Organizations (the "Performance Obligations"). Furthermore, the Guarantor covenants and agrees with Lender that it will cause the Improvements to be kept free from all liens and encumbrances in favor of any persons or entities supplying work or materials for the construction of the Improvements by
(i) paying promptly (or causing Borrower to pay promptly) all such persons or entities, or (ii) within thirty (30) days of the filing of any such lien (irrespective of any dispute which the Borrower or the General Contractor may have with any such entity), discharging or making other arrangements acceptable to Lender, or causing Borrower to discharge or make other arrangements acceptable to Lender, with respect to such mechanics' or materialmens' liens filed against the Improvements. Guarantor hereby further agrees that, in the event it falls to comply with its Performance Obligations under this subsection
(d), Lender may, at its option (but Lender shall have no obligation to do so), cause such Performance Obligations to be performed on behalf of the Borrower or Guarantor and may use, without limitation, such portions of the Loan proceeds which are budgeted for such uses in payment of such Performance Obligations. Guarantor hereby ratifies and affirms such use of the Loan proceeds in the circumstances set forth in this subsection (d) and Guarantor agrees immediately to reimburse Lender, upon Lender's demand therefore, for all costs and expenses incurred by the Lender in performing such Performance Obligations, together with all losses or damages that the Lender may suffer as a result of the Borrower's or Guarantor's failure to perform its Performance Obligations, even if such costs, expenses, losses, and damages are in excess of the Loan proceeds budgeted for such uses; plus

         (c) the payment of all costs, reasonable attorneys' fees, and expenses that may be incurred by the Lender as set forth in Section 12 hereof.

         Lender agrees that if Guarantor performs the Performance Obligations with respect to the construction of the Improvements, provided that there remain any undisbursed Loan funds, Lender will make Advances (as defined in the Loan Agreement) to the Guarantor in order to reimburse Guarantor for its costs of performance, however such Advances will only be made in strict accordance with the terms governing Advances as set forth in the Loan Agreement (taking into account, however, any extensions of deadlines as may be necessitated in order for the Guarantor to complete such construction).

         This Guaranty is an unconditional guaranty, and the Guarantor agrees that the Lender, upon the occurrence of any Event of Default pursuant to any of the Loan Documents, shall not be required to assert any claim or cause of action against the Borrower or other guarantors before asserting any claim or cause of action against the


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Guarantor under this Guaranty. The Guarantor further agrees that the Lender shall not be required to pursue or foreclose on any Collateral that it may receive from the Borrower, the Guarantor, or others as security for any of the Loan Obligations before making a claim or asserting a cause of action against the Guarantor under this Guaranty.

         Notice of acceptance of this Guaranty and of any Default or Event of Default is hereby waived by the Guarantor. Presentment, protest, demand, and notice of protest and demand, and notice of receipt of any and all Collateral, and of the exercise of possessory remedies or foreclosure on any and all Collateral received by the Lender from the Borrower, the Guarantor, or others are hereby waived. All settlements, compromises, compositions, accounts stated, and agreed balances in good faith between any primary or secondary obligors on any accounts received as Collateral shall be binding upon the Guarantor.

         This Guaranty shall not be affected, modified, or impaired by the voluntary or involuntary liquidation, dissolution, or sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangements, composition with creditors or readjustment of, or other similar proceedings affecting the Borrower or the Guarantor, or any of the assets belonging to either of them, nor shall this Guaranty be affected, modified or impaired by the invalidity of any of the Loan Documents executed by the Borrower, the Guarantor, or others in connection with the Loan.

         The failure of the Lender to perfect its security interest in any of the Collateral as set forth in any of the Loan Documents or any other collateral now or hereafter securing all or any part of the Loan Obligations shall not release the Guarantor from its liabilities and obligations hereunder.

         Without notice to the Guarantor, without the consent of the Guarantor, and without affecting or limiting the Guarantor's liability hereunder, the Lender may:

         (a) grant the Borrower extensions of time for payment of the Loan Obligations or any part hereof;

         (b)      renew any of the Loan Obligations;

         (c) grant the Borrower extensions of time for performance of agreements or other indulgences;

         (d) at any time release any or all of the Collateral, or any mortgage, deed of trust or security interest in any Collateral, that now or hereafter secures any of the Loan Obligations;

         (e) compromise, settle, release, or terminate any or all of the obligations, covenants, or agreements of the Borrower under the Note or other Loan Documents;


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         (f)      at any time release any other guarantor from its guaranty of any of the Loan Obligations; and

         (g) with the Borrower's written consent, modify or amend any obligation, covenant, or agreement of Borrower as set forth in the Note or any of the other Loan Documents (and such amendments shall nevertheless be binding upon Guarantor).

         2. REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR. To induce the Lender to make the Loan to Borrower, the Guarantor represents and warrants to the Lender as follows:

                  (a) EXISTENCE, POWER AND QUALIFICATION. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation as set forth in the heading of this Guaranty, has the power to own its properties and to carry on its business as is now being conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary.

                  (b) POWER TO INCUR OBLIGATIONS. The Guarantor has full power and unrestricted right to enter into this Guaranty and to incur the obligations provided for herein, all of which have been authorized by all requisite corporate action of Guarantor.

                  (c) CONFLICTS. This Guaranty does not violate, conflict with, or constitute any default under any decree, judgment, or any other agreement or instrument binding upon the Guarantor and does not violate or conflict with the articles of incorporation or by-laws of Guarantor.

                  (d)      PENDING MATTERS. Except as otherwise set forth on
         Schedule I attached hereto, no action or investigation is pending or, to the best of Guarantor's knowledge, threatened before or by any state or federal court or administrative agency which might result in any material adverse change in the financial condition, operations or prospects of the Guarantor. The Guarantor is not in violation of any agreement, the violation of which might reasonably be expected to have a materially adverse effect on its business or assets, and the Guarantor is not in violation of any order, judgment, or decree of any state or federal court.

                  (e) FINANCIAL STATEMENTS ACCURATE. All financial statements heretofore or hereafter provided by the Guarantor are and will be true and complete in all material respects as of their respective dates and fairly present the financial condition of the Guarantor, and there are no material liabilities, direct or indirect, fixed or contingent, as of the respective dates of such statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. The financial statements of the Guarantor hereafter will be prepared in accordance with GAAP. There has been no material adverse change


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         in the financial condition, operations, or prospects of the Guarantor since the dates of such statements except as fully disclosed in writing with the delivery of such statements.

                  (f) NO DEFAULTS OR RESTRICTIONS. There is no declared default under any agreement or instrument that causes or would cause a material adverse effect on the business, properties, or financial operations or condition of the Guarantor.

                  (g) PAYMENT OF TAXES. Guarantor has filed all federal, state, and local tax returns which are required to be filed and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received by the Guarantor.

                  (h) DISCLOSURE. Neither this Guaranty nor any other document, financial statement, credit information, certificate or statement required herein to be furnished to Lender by Guarantor in connection with this Guaranty contains any untrue, incorrect or misleading statement of material fact. All representations and warranties made herein or in any certificate or other document delivered to Lender by or on behalf of Guarantor pursuant to or in connection with this Guaranty shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, and shall survive the making of the Loan.

                  (i) ERISA. Guarantor is compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         3. AFFIRMATIVE COVENANTS OF THE GUARANTOR. The Guarantor covenants and agrees that so long as the Loan Obligations are outstanding, it shall comply with each of the following affirmative covenants:

                  (a) PAYMENT OF LOAN/PERFORMANCE OF LOAN OBLIGATIONS. Upon Lender's demand thereof, duly and punctually pay or cause to be paid the principal and interest then due pursuant to the Note and duly and punctually perform or cause to be performed all the Performance Obligations.

                  (b) PAYMENT OF TAXES. Pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it, including, without limitation, all current tax liabilities of all kinds, all required withholdings of income taxes of employees, and all required old age and unemployment contributions.

                  (c) REPORTING REQUIREMENTS. Provide to Lender, within one hundred twenty (120) days after the end of each fiscal year, copies of the 10-K Report of the Guarantor filed with the United States Securities and Exchange Commission, and, within fifty (50) days of the end of each fiscal quarter, copies of the 10-Q Report of the Guarantor filed with the United States Securities and Exchange Commission.


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                  (d)      PAYMENT OF INDEBTEDNESS. Pay duly and punctually or
         cause to be paid, all principal and interest of any material indebtedness of Guarantor to its creditors in accordance with its terms, and comply with and perform all material conditions, terms and obligations of the notes or other instruments evidencing such indebtedness and any mortgages, deeds of trust, security agreements and other instruments evidencing security for such indebtedness.

                  (e) NOTICE OF LOSS. Notify Lender of any event causing a loss which has a material adverse effect on Guarantors net worth (for purposes of this Agreement, a material adverse change in the Guarantor's net worth shall be deemed a decrease by twenty percent (20%) or more during any fiscal quarter).

                  (f) MAINTENANCE OF EXISTENCE. Maintain its corporate existence, and, in each jurisdiction in which the character of the property owned by it or in which the transaction of its business makes qualification necessary, maintain qualification and good standing.

                  (g) SHAREHOLDERS' EQUITY. Maintain at all times during the term of the Loan, a minimum shareholders' equity of not less than One Hundred Million Dollars ($100,000,000).

                  (h) MEDCATH CREDIT FACILITY. At all times during the term of the Loan, maintain for the Borrower's benefit an unsecured line of credit in the amount of not less than $6,205,000 nor more than $10,000,000 (the "MedCath Credit Facility"), which may be used by the Borrower as needed to fund costs necessary to complete construction of the Improvements and following completion of construction to fund operating deficits of the Improvements, such line of credit being evidenced by that certain Promissory Note of even date herewith between Borrower and Guarantor and is secured by that certain Security Agreement of even date herewith Borrower and Guarantor. Borrower, Guarantor, and Lender have entered into a Subordination Agreement of even date herewith with respect to the MedCath Credit Facility, and Guarantor covenants and agreements to comply with the terms and conditions of such Subordination Agreement.

         4. EVENTS OF DEFAULT. Guarantor's failure to properly and timely perform or observe any covenant or condition set forth in this Guaranty which is not cured within any applicable cure period as set forth herein or, if no cure period is specified therefor, is not cured within thirty (30) days of Lender's notice to Guarantor of such default, or the falsity of any representation or warranty herein or in any financial statement, certificate or other information heretofore or hereafter provided by Guarantor to Lender, shall constitute an "Event of Default" hereunder and under each of the Loan Documents. The foregoing provision or any other provision requiring or providing for notice or demand from Lender is deemed eliminated if Lender is prevented from giving such notice or demand by bankruptcy or other applicable law, and the Event of Default shall occur on


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the occurrence of such event or condition if not cured within any applicable period measured from the occurrence of such event or condition rather than from notice or demand.

         5. REDUCTION IN GUARANTEED OBLIGATIONS. Notwithstanding any provision hereof to the contrary, provided that no Event of Default shall have occurred at any time prior to any scheduled reduction hereunder, Lender agrees that the principal amount guaranteed hereunder shall be reduced to the following principal amounts at such time as the following conditions precedent have been satisfied:

                  (a) Once the Improvements have achieved and maintained the minimum Cash Flow Coverage requirement specified in the Loan Agreement for twenty-four (24) consecutive months as evidenced by the certificate hereinafter described, (provided, however, that for purposes of this Guaranty, such Cash Flow Coverage shall be tested based on the operation of the Improvements on a monthly basis commencing with the first month in which the required Cash Flow Coverage has been met), the principal amount guaranteed hereunder shall be reduced to Twelve Million Eight Hundred Thousand Dollars ($12,800,000); and

                  (b) Thereafter, provided that the Improvements continue to achieve and maintain the minimum Cash Flow Coverage requirement, the principal amount guaranteed hereunder shall be reduced annually in increments of Five Million Dollars ($5,000,000) each, provided however, that in no event will the principal amount guaranteed hereunder ever be less than Four Million Five Hundred Thousand Dollars ($4,500,000) and provided further that if, at the time the amount guaranteed hereunder is reduced to $4,500,000 the Cash Flow Coverage is less than 2.0, Guarantor must post (or cause Borrower to post) with Lender an irrevocable letter of credit in form and content and from an issuer acceptable to Lender in the face amount of $1,000,000, which such letter of credit shall be held by Lender as additional collateral for the Loan Obligations until such time as the Improvements have achieved and maintained a Cash Flow Coverage of not less than 2.0 for two (2) consecutive fiscal years. Each reduction of the amount guaranteed hereunder shall be conditioned upon Lender's receipt of a compliance certificate from the chief financial officer of the Borrower or Guarantor confirming compliance with the required Cash Flow Coverage requirement. In the event the audited financial statements of the Borrower reveal that the Cash Flow Coverage was not met at the time of any guaranty reduction hereunder, such guaranty reduction shall be null and void; however, future reductions of the Guaranteed Obligations shall not be precluded if the requirements set forth herein are thereafter satisfied.

         6. SUBORDINATION. Guarantor subordinates its right to payments of any indebtedness owing from Borrower to Guarantor, whether now existing or arising at any time in the future (including, but not limited to, rights to payment arising by virtue of any subrogation or indemnification upon payment by Guarantor of amounts due from Borrower to Lender), to the prior right of Lender to receive or require payment in full of


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the Loan Obligations, until such time as the Loan Obligations are fully paid
(and including interest accruing on the Note after any petition under the Bankruptcy Code, which post-petition interest Guarantor agrees shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in proceedings under the Bankruptcy Code generally) and such payments are final and not subject to refund or recision under bankruptcy or other applicable law. Furthermore, upon the occurrence of an Event of Default under the Loan Documents, Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to the Guarantor or any security for such indebtedness. If Guarantor should receive any such payment, satisfaction or security for any indebtedness of Borrower to the Guarantor, the Guarantor agrees to deliver the same promptly to Lender in the form received, endorsed, or assigned as may be appropriate for application on account of, or as security for, the Loan Obligations and until so delivered, agrees to hold the same in trust for Lender. Notwithstanding the foregoing, Lender agrees that Borrower will be permitted to pay, and Guarantor will be permitted to receive, payments of interest pursuant to the MedCath Credit Facility described in Subsection 3(h) as long as there is no outstanding Default or Event of Default pursuant to the Loan Agreement, but payments of principal under the MedCath Credit Facility are further restricted as set forth in the above-described Subordination Agreement.

         7. TERMINATION. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any whole or partial payment or performance of any Loan Obligations is or is sought to be rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, the Borrower or such guarantor of or for any substantial part of its property, or otherwise, all as though such payments and performance had not been made. This Guaranty shall not be affected in any way by the transfer or other disposition of any of the Collateral described in and granted to Lender pursuant to the Loan Documents, whether by deed, operation of law, or otherwise.

         8. SUCCESSOR AND ASSIGNS. This Guaranty shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

         9. SEVERABILITY. In the event that any provision hereof is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Guaranty shall be construed as not containing such provisions, and the invalidity of such provisions shall not affect other provisions hereof which are otherwise lawful and valid and shall remain in full force and effect.

         10. NOTICES. Any notice or other communication required or permitted to be given pursuant to this Guaranty or by applicable law shall be in writing and shall be deemed received (a) on the date delivered, if delivered in person to the person or department specified below, (b) three (3) business days after depositing the same in the U.S. Mail, certified or registered, with return receipt requested, or (c) one (1) day


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following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

         If to Guarantor to:

         MedCath, Incorporated
         7621 Little Avenue
         Suite 106
         Charlotte, North Carolina 28226
         Attn: Steve Puckett

         with a copy to:

         Hal Levinson, Esq.
         Moore & Van Allen, PLLC
         100 North Tryon Street
         47th Floor
         Charlotte, North Carolina 28202-4003

         If to the Lender to:

         Capstone Capital Corporation
         1000 Urban Center Parkway
         Suite 630
         Birmingham, AL 35243
         Attention: William C. Harlan

Failure to provide courtesy copies shall not render invalid any notice otherwise properly given. Any party may change its address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective.

         11. WAIVERS. The failure by the Lender at any time or times hereafter to require strict performance by Guarantor of any of the provisions, warranties, terms, and conditions contained herein or in any other agreement, document, or instrument now or hereafter executed by Guarantor and delivered to the Lender shall not waive, affect, or diminish any right of the Lender thereafter to demand strict compliance or performance therewith and with respect to any other provisions, warranties, terms, and conditions contained in such agreements, documents, and instruments, and any waiver of any Default shall not waive or affect any other Default, whether prior or subsequent thereto and whether of the same or a different type. None of the warranties, conditions, provisions, and terms contained in this Guaranty or in any agreement, document, or instrument now or hereafter executed by Guarantor and delivered to the Lender shall be deemed to have been waived by any act or knowledge of the Lender, its agents, officers, or employees, but only by an instrument in writing, signed by an officer of the Lender, and directed to the Guarantor specifying such waiver. Guarantor waives the benefits of


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any possibly applicable statutory provision or rule of court limiting the liability of a surety or requiring that Lender bring an action against Borrower or the collateral, including without limitation, Arizona Revised Statutes Sections 12-1641, et seq., and Arizona Rules of Civil Procedure 17(f) and North Carolina General Statutes Section 26-7, et seq.

         12. EXPENSES. If, at any time or times hereafter, the Lender employs counsel to commence, defend, or intervene, file a petition, complaint, answer, motion, or any other pleading or to take any other action in or with respect to any suit or proceeding relating to this Guaranty, or to represent the Lender in any litigation with respect to the affairs of Guarantor or to enforce any rights of the Lender or obligations of Guarantor by virtue of this Guaranty, then in any such events, all of the reasonable attorneys' fees actually incurred arising from such services, including fees in any appellate or bankruptcy proceedings, and any other expenses, costs, and charges relating to this Guaranty, shall constitute additional obligations of the Guarantor payable on demand. As used herein, the term "reasonable attorney's fees" shall mean attorney's fees at standard hourly rates and fees actually incurred.

         13. SINGULAR AND PLURAL. Singular terms shall include the plural forms, and vice versa.

         14. ENTIRE AGREEMENT. This Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings both oral and written, between the parties with respect to the subject matter hereof.

         15. THE VALIDITY, INTERPRETATION, ENFORCEMENT, AND EFFECT OF THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF ALABAMA. THE LENDER'S PRINCIPAL PLACE OF BUSINESS IS LOCATED IN JEFFERSON COUNTY IN THE STATE OF ALABAMA, AND GUARANTOR AGREES THAT THIS GUARANTY SHALL BE HELD BY LENDER AT SUCH PRINCIPAL PLACE OF BUSINESS, AND THE HOLDING OF THIS GUARANTY BY LENDER THEREAT SHALL CONSTITUTE SUFFICIENT MINIMUM CONTACTS OF GUARANTOR WITH JEFFERSON COUNTY AND THE STATE OF ALABAMA FOR THE PURPOSE OF CONFERRING JURISDICTION UPON THE FEDERAL AND STATE COURTS PRESIDING IN SUCH COUNTY AND STATE. THE GUARANTOR CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER MAY BE BROUGHT IN THE CIRCUIT COURT OF THE STATE OF ALABAMA, IN JEFFERSON COUNTY, ALABAMA, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ALABAMA AND ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. NOTHING HEREIN SHALL LIMIT THE JURISDICTION OF ANY OTHER COURT.


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         16.      GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY
CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTY OR THE LOAN, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND/OR BORROWER AND GUARANTOR WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS GUARANTY OR THE EXERCISE OF ANY PARTY'S RIGHTS AND REMEDIES UNDER THIS GUARANTY OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. GUARANTOR AGREES THAT LENDER MAY FILE A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF GUARANTOR IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY AS AN INDUCEMENT OF LENDER TO MAKE THE LOAN, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN GUARANTOR AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.


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

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by its duly authorized officer as of the day and year first above written.

WITNESS:                               MEDCATH, INCORPORATED
                                       a North Carolina corporation



                                       BY: /s/ David Crane
------------------------------------      -------------------------------------
                                       Its: Vice President
                                           ------------------------------------

STATE OF  North Carolina
         ---------------------------
COUNTY OF  Mecklenburg
          --------------------------

         I, the undersigned, a Notary Public, in and for said County in said State, hereby certify that David Crane whose name as Vice President of MedCath Incorporated, a North Carolina corporation, is signed to the foregoing Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of the Agreement, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the 18th day of July, 1996.



                                       /s/ signature illegible
                                       ----------------------------------------
                                       Notary Public
                                       My Commission Expires: December 18, 2000
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

                                   SCHEDULE 1

                               PENDING LITIGATION

         In February 1996, the corporate owner of El Dorado Hospital, filed civil action against MedCath and several of its affiliates alleging that they unlawfully interfered with the hospital's contractual rights by inducing five physicians who own the Heart Institute of Tucson, a cardiac catheterization laboratory company which is managed by a subsidiary of MedCath Incorporated, to breach their contract with El Dorado Hospital. The alleged breach is based upon such physicians' investment in MedCath of Tucson, L.L.C., which El Dorado Hospital alleges is a violation of the physicians' noncompetition covenants with El Dorado Hospital. El Dorado has also notified the Heart Institute of Tucson that (i) the hospital contests the hospital's obligation to pay approximately $120,000 for certain services rendered, (ii) the hospital believes that the execution of the management agreement between the Heart Hospital of Tucson and a MedCath subsidiary violated the prohibition on assignments set forth in the agreement between the hospital and the Heart Institute of Tucson, and (iii) the investment by the physician owners of the Heart Institute of Tucson and the Tucson Company violates their noncompetition covenants. The Heart Institute of Tucson and MedCath believe that the Heart Institute of Tucson is owed the funds at issue and that there is no merit to the additional allegations made by the hospital. An arbitration proceeding has been commenced by El Dorado Hospital against the Heart Institute of Tucson and its owners regarding the hospital's obligation for payment of the funds at issue. It is likely that El Dorado Hospital's claims regarding the Heart Institute of Tucson's alleged violations of the applicable agreements will be included in the arbitration proceeding. MedCath and its affiliates are not parties to the arbitration proceeding.